EXHIBIT 10.55

FIRST AMENDMENT

TO THE

GSI GROUP INC. 2010 INCENTIVE AWARD PLAN

GSI Group Inc. (the “Company”), a New Brunswick corporation, has previously adopted the GSI Group Inc. 2010 Incentive Award Plan (the “Plan”).

In order to amend the Plan in certain respects, this First Amendment to the Plan has been adopted by a resolution of the Compensation Committee of the Company on December 6, 2010, effective as set forth below. This First Amendment to the Plan, together with the Plan, constitutes the entire Plan as amended to date. Effective as of December 20, 2010:

1. Pursuant to Section 13.2(c) of the Plan, in connection with the reverse stock split implemented by the Board of Directors of the Company, effective December 20, 2010 (the “Stock Consolidation”), for the avoidance of doubt, Section 3.1(a) of the Plan is hereby amended by replacing the number “8,695,841” with the number “2,898,613”.

2. Pursuant to Section 13.2(c) of the Plan, in connection with the Stock Consolidation, for the avoidance of doubt, Section 3.3 of the Plan is hereby amended by replacing the number “3,260,940” with the number “1,086,980”.

3. Pursuant to Section 13.1 of the Plan, Section 2.8(b) of the Plan is hereby amended by replacing the phrase “two-year” with the phrase “12 month”.

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Executed this 6th day of December, 2010.

GSI GROUP INC.

By:	/s/ Glenn E. Davis
Officer